SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

                 Date of Report -August 27, 2003

                       TOWER BANCORP, INC.
     (Exact name of registrant as specified in its charter)

 Pennsylvania                 2-89573          25-1445946
---------------           ----------------    ---------------
(State or other           (Commission File    (IRS Employer
jurisdiction of                Number)        Identification
incorporation)                                    Number)


Center Square, Greencastle, Pennsylvania             17225
------------------------------------------    ---------------
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including
area code:  (717) 597-2137
            ---------------



                              N/A
-------------------------------------------------------------
(Former name or former address, if changed since last report)



















                   Page 1 of 4 Numbered Pages
Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not Applicable.

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

          On August 27, 2003, First National Bank of Greencastle, the sole subsidiary of the Registrant, entered into an agreement with Manufacturers and Traders Trust Company to purchase the real property located at 2001 Lincoln Way East, Guildford Township, Pennsylvania for an undisclosed amount of cash. The Bank intends to establish a branch office at this location. The parties hope to close the transaction within 90 days following execution of the agreement. The agreement is subject to certain terms and conditions, including the receipt of regulatory approval for the establishment of the branch office.

Item 6.   Resignations of Registrant's Directors.

          Not Applicable.

Item 7.   Financial Statements and Exhibits.

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Not Applicable.








                   Page 2 of 4 Numbered Pages
Item 8.   Change in Fiscal Year.

          Not Applicable.

Item 9.   Regulation FD Disclosure.

          Not Applicable.

Item 10.  Amendments to the Registrant's Code of Ethics, or
          Waiver of a Provision of the Code of Ethics.

          Not Applicable.

Item 11.  Temporary Suspension of Trading Under Registrant's
          Employee Benefit Plans.

          Not Applicable.

Item 12.  Results of Operations and Financial Condition.

          Not Applicable.





























                   Page 3 of 4 Numbered Pages
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TOWER BANCORP, INC.
                              (Registrant)


Dated:    September 3, 2003   /s/ Jeff B. Shank
                              --------------------------------
                              Jeff B. Shank, President and
                              Chief Executive Officer
                              (Principal Executive Officer)







:158366































                   Page 4 of 4 Numbered Pages